Exhibit 10.9

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) is made and entered into as of this 23 day of August 2012 by and between Τ BANK, N.A., a national banking association (“T Bank”), and III:I Financial Management Research, L.P. (“FMR”), a Texas limited partnership.

RECITALS

WHEREAS, FMR and Τ Bank previously entered into an Advisory Services Agreement dated April 27, 2006, and amended by that certain letter, dated December 14, 2007 and the Amendment No. 2 to the Advisory Services Agreement, dated October 4, 2010 (as so amended, the “2006 Agreement”);

WHEREAS, Τ Bank has established certain collective investment funds (collectively, the “CIFs”) pursuant to 12 CFR 9.18(a)(1) (the “Al Funds”), which are maintained exclusively for the collective investment and reinvestment of money contributed to Al Funds by T Bank, in its capacity as trustee, executor, administrator, guardian or custodian under a Uniform Gifts to Minors Act, and pursuant to 12 CFR 9.18(a)(2) (the “A2 Funds”), which are maintained for the collective investment and reinvestment of funds consisting solely of assets of a retirement, pension, profit sharing, stock bonus or other trusts that are exempt from federal income tax.

 WHEREAS, T Bank has decided to make certain changes with respect to the administration of the CIFs and, as a result, the parties to the 2006 Agreement have decided that it no longer accurately reflects the duties, responsibilities and obligations of the parties thereto;

 WHEREAS, effective as of the date hereof, the parties to the 2006 Agreement have terminated the 2006 Agreement and, in lieu thereof, T Bank and FMR have entered into this Agreement.

 NOW, THEREFORE, for and in consideration of mutual promises, covenants and other valuable consideration herein expressed, the parties hereto agree as follows:

 1.           Appointment of FMR.

 1.01       Appointment of FMR as Lead Investment Advisor. On the terms and subject to the conditions set forth herein, T Bank hereby appoints FMR as its lead investment advisor with respect to the CIFs and FMR accepts such appointment, subject to such limitations as T Bank may impose.

 2.           Duties of FMR.

 2.01       Advisory Services of FMR. FMR shall provide investment advisory services to T Bank on a non-discretionary basis, which shall include, by way of example and not limitation, the following:

 (a)         analyzing and recommending the selection of investment managers (the “Fund Managers”) for the CIFs, whether now in existence or to be formed by Τ Bank during the Term (as defined herein) of this Agreement;

 (b)         reviewing, analyzing and recommending the investment strategies and objectives for the CIFs;

 (c)         reviewing, analyzing and recommending the platform providers (if applicable) for the CIFs;

 (d)         analyzing and recommending individual securities, exchange traded funds, mutual funds and other investment assets (collectively “Investments”) for the CIFs to purchase, hold and sell;

 (e)         monitoring each Fund Manager’s compliance with prescribed investment goals of the applicable CIF and recommending the termination of Fund Managers who have not met such investment goals;

 (f)         analyzing and recommending the percentage allocations for Fund Managers and Investments held in each CIF;

(h)         recommending any rebalancing of Investments held by the CIFs to ensure that each CIF maintains its prescribed investment goals, investment strategies and objectives and approved allocations;

(i)          reviewing the CIF unit values as calculated by Τ Bank for reasonableness after each valuation period;

(j)          providing performance summaries of each CIF and Fund Manager (from performance information provided by Τ Bank) and providing quarterly financial and performance data (from performance information provided by Τ Bank) for each CIF (a “Fact Sheet”) to Τ Bank; such Fact Sheets to be consistent with the content and analysis of Fact Sheets provided by the Fund Managers as of the immediately preceding four fiscal quarters prior to the date of this Agreement, with such changes as Τ Bank may reasonably request or agree with upon prior notice by FMR or a Fund Manager; and

 (k)         performing such other advisory services as may be required from time to time in connection with the CIFs as Τ Bank may reasonably request.

2.02        Supervision and Reporting on CIFs. Without limiting the services to be provided by FMR under Section 2.01, FMR shall assist with the collection of information on the CIFs and the Fund Managers and monitor and prepare reports regarding the performance of such Fund Managers and the CIFs to enable Τ Bank to review the performance of the Fund Managers and the CIFs, including each CIF’s composition and characteristics, performance, and compliance with each CIF’s Fact Sheet, prescribed investment goals and stated investment objectives and strategies, as often as requested by Τ Bank, but no less often than quarterly.

 2.03       Communication with Fund Managers. FMR shall communicate with the Fund Managers on a periodic basis regarding the performance of the CIF assigned to each Fund Manager and, at the request and direction of Τ Bank, shall relay instructions of Τ Bank to the Fund Managers.

 2.04      Continuing Investment Due Diligence. FMR shall provide Τ Bank, on an ongoing basis, with any and all information that Τ Bank reasonably requests, including, without limitation, in order to enable Τ Bank to satisfy its continuing investment due diligence requirements, such as the information of the type a bank must obtain on a technology service provider as contained in the Federal Financial Institutions Examination Council Outsourcing Technology Services IT Examination Handbook, with respect to each Fund Manager.

 2.05       Standard of Performance. FMR shall use its best efforts to perform its obligations under this Agreement, including, without limitation, by acting in an ethical, truthful, and appropriate manner in performing the services contemplated by this Agreement.

 3.           No Discretionary Authority.

 3.01       Change of CIF Focus, Strategy or Investment Objectives. FMR shall have no authority to change the focus, prescribed investment goals, or investment strategy or objectives of any CIF without the prior written consent and instruction of Τ Bank.

 3.02       Management of CIFs. FMR shall have no authority, directly or indirectly, to purchase or sell any securities on behalf of a CIF, or transfer cash into or out of a CIF.

 3.03       Change in Fund Managers. FMR shall have no authority to change a Fund Manager without the prior written consent and instruction of Τ Bank.

 3.04       Proxies. FMR shall have no authority to vote any proxies on behalf of a CIF.

 3.05       Custody. FMR, and its designees, agents and affiliates shall have no authority to obtain possession of any security, cash or other investment that is the property of Τ Bank, the Clients (as defined herein) or the CIFs. Custody of all of the assets of the CIFs shall be maintained with the custodian duly designated by Τ Bank.

 4.           Regulatory Assurances.

 4.01       Regulatory Oversight. FMR and Τ Bank acknowledge and agree that the provision of the services performed by FMR as contemplated hereunder shall be subject to examination and inspection by those agencies that have regulatory oversight of Τ Bank’s activities (each an “Agency” and collectively the “Agencies”). Upon request by such Agencies, FMR agrees to provide information to such Agencies and to subject itself to any required examination, supervision or inspection. FMR shall notify Τ Bank as soon as reasonably possible, but in no event less than two (2) business days, of any request by an Agency to examine Τ Bank’s records maintained by FMR or a Fund Manager.

 4.02       Inspection of Records.

(a)           FMR and Τ Bank agree that all records maintained and produced under this Agreement shall, at all times, be available for examination, inspection and audit by the Agencies. FMR agrees that, upon the request of an Agency, Τ Bank’s internal or external auditors or a third party consultant engaged by Τ Bank, FMR shall provide to such Agency, internal or external auditor or third party consultant, any reports, summaries or information contained in or derived from data in the possession of FMR and related to the services contemplated hereby, and shall use its best efforts to cause any Fund Manager to do the same.

(b)           On an annual basis, FMR shall provide to Τ Bank a copy of its audited financial statements, which may be consolidated with the financial statements of one or more affiliates of FMR, as soon as practicable after receipt. FMR shall also request that each Fund Manager provide to FMR such Fund Manager’s Form ADV, and any amendments or supplements thereto, as soon as practicable after filing such amendments or supplements with the Securities and Exchange Commission (“SEC”) or state regulatory authority, as the case may be, and FMR shall forward such materials to Τ Bank promptly upon receipt.

5.           Fees.

5.01      Calculation of Fees. As consideration for FMR’s performance of the services described in this Agreement, Τ Bank agrees, during the Term of this Agreement, to pay to FMR amounts as calculated by Τ Bank based on the Assets Under Investment (as defined below) of Participating Accounts (as defined below) invested in the CIFs, as follows:

 (a)         Other than with respect to the CIFs set forth on Schedule 5(b) hereto, Τ Bank shall pay FMR, a fee equal to (i) 0.88% (annualized) of the average daily Assets Under Investment up to and including $500,000,000; (ii) 0.90% (annualized) of the average daily Assets Under Investment exceeding $500,000,000 and up to and including $1,000,000,000; and (iii) 0.92% (annualized) of the average daily Assets Under Investment exceeding $1,000,000,000. The FMR fees shall be reduced by the amounts described in Section 5.03 and any custodian segregated account expenses.

 (b)         With respect to the CIFs set forth on Schedule 5(b) hereto, which Schedule 5(b) may be amended from time to time upon the mutual agreement of FMR and Τ Bank, Τ Bank shall pay FMR, a fee equal to 0.75% (annualized) of the average daily Assets Under Investment. The FMR fees shall be reduced by the amounts described in Section 5.03 and any custodian segregated account expenses.

 (c)         Such fees shall be calculated and paid monthly based on the prior month’s end CIF valuation. As promptly as administratively feasible following each month end, Τ Bank will provide to FMR for review the calculation of all amounts due to FMR. For purposes of this Agreement, the calculation by Τ Bank of the amounts due to FMR shall govern, absent manifest error.

 (d)        With respect to the CIFs set forth on Schedule 5(c) hereto, which Schedule 5(c) may be amended from time to time upon the mutual agreement of FMR and Τ Bank, FMR shall reimburse Τ Bank for all costs and expenses incurred in connection with the preparation of any tax return for such CIFs.

As used herein, “Assets Under Investment” means the valuation of the CIF interests and cash or money market investments held by Participating Accounts, as determined by Τ Bank each month in accordance with the terms of the written plan associated with each CIF. As used herein, “Participating Account” means an account of a Client for which Τ Bank serves as custodian or trustee. As used herein, “Client” means a person with a Participating Account for which Τ Bank’s trust accounting system identifies Cain Waiters & Associates, P.L.L.C. as providing investment advice to such person. Absent manifest error, Τ Bank’s determination of Participating Accounts and Clients, including, without limitation, individuals and benefit plans, shall govern.

Any amounts due to FMR pursuant to this Agreement shall be payable by direct deposit into accounts owned by FMR at Τ Bank.

 5.02      Expenses of FMR and Τ Bank. Both parties shall be responsible to pay all of their respective expenses. Neither party shall be obligated to the other for the payment or reimbursement of any expense without the prior written approval of the other party.

 5.03      Compensation of Fund Managers. FMR understands and agrees that Τ Bank shall deduct from any fees due to FMR pursuant to Section 5.01 any and all compensation due to Fund Managers in accordance with this Section 5.03. Each month prior to the payment of FMR’s fee, FMR shall estimate the fees due to the Fund Managers based on the Assets Under Investment applicable to each Fund Manager (the “Fund Manager Estimate”) and shall deduct from any fees payable to FMR an amount equal to the Fund Manager Estimate. Upon receipt of an invoice from a Fund Manager for the immediately preceding quarter (the “Fund Manager Invoice”), Τ Bank shall pay the amount of the Fund Manager Invoice to such Fund Manager. In the event that the applicable Fund Manager Invoice exceeds the amount of the applicable Fund Manager Estimate, Τ Bank shall pay the Fund Manager Invoice and shall withhold from the next monthly payment to FMR an amount equal to the amount by which the Fund Manager Invoice exceeded the Fund Manager Estimate. In the event that the Fund Manager Invoice is less than the Fund Manager Estimate, Τ Bank shall pay the Fund Manager Invoice and shall remit to FMR the amount by which the Fund Manager Estimate exceeds the Fund Manager Invoice.

6.          Representations of FMR. FMR hereby represents and warrants to Τ Bank as follows:

6.01       Registered Investment Advisor. FMR is and shall remain at all times during the Term of this Agreement registered as an investment adviser with the SEC.

6.02      Performance of Obligations. Except as otherwise specifically provided herein, only FMR will perform the services described herein. In performing the services herein, FMR shall perform, and shall cause any agent or designee of FMR to perform, in a manner consistent with all applicable federal and state securities laws and state ethics laws, and the rules and regulations thereunder. FMR has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies that are required in order to permit FMR to perform its duties hereunder in accordance with applicable law. Neither FMR nor any person associated with FMR are persons (a) subject to an SEC order issued under Section 203(f) of the Investment Advisers Act of 1940 (“Advisers Act”), (b) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, (c) who have been found by the SEC to have engaged, or have been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203 of the Advisers Act, or (d) subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

 6.03       No Conflicts of Interest. FMR is free to engage in the work necessary to actively provide the services hereunder without (a) conflict with the interests of any other person, including, without limitation, the Clients, or (b) interference from any other activity.

 6.04       No Advertising of CIFs. FMR has not engaged in any general solicitation or general advertisement of the Al Funds to the general public in any manner that would violate the Securities Act of 1933, as amended (the “Act”) and has not advertised or publicized the A2 Funds, except pursuant to any electronic or written materials provided, from time to time, to FMR by Τ Bank. Further, FMR has not engaged in any conduct that would require the registration of the CIFs or any interests therein under the Act or the Investment Company Act of 1940, as amended.

 6.05       Execution and Delivery. FMR has full legal capacity and authority to execute, deliver, and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of FMR, enforceable against FMR in accordance with its terms.

 6.06       Noncontravention. FMR is not in violation of its organizational certificates or bylaws, or in violation in any material respect with any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business, including without limitation, rules, regulations and other pronouncements of the SEC, or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in default under any indenture, mortgage, lease, agreement or other instrument under which FMR is obligated, which violation or default, respectively, would result in a material adverse effect on the financial condition or results of the operations of FMR or impair FMR’s ability to provide its services under this Agreement. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational certificates or bylaws of FMR or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking of FMR.

 6.07      Organization and Qualification. FMR is organized, validly existing, and in good standing under the laws of the State of Texas. FMR has all requisite power and authority (including all licenses, franchises, permits, and other governmental authorizations as are legally required) to conduct its business, and carry out its obligations under this Agreement.

 6.08     Consents and Approvals. No consent, approval or order of any governmental or administrative board or body, including without limitation, the SEC or the Financial Industry Regulatory Authority, is required for the execution and delivery by FMR of this Agreement.

 7.          Representations of Τ Bank. Τ Bank makes the following representations and warranties to FMR:

 7.01       Execution and Delivery. Τ Bank has full legal capacity and authority to execute, deliver, and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of Τ Bank, enforceable against it in accordance with its terms.

 7.02      Noncontravention. Τ Bank is not in violation of its organizational certificates or bylaws, or in violation in any material respect with any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its trust business, including without limitation, rules, regulations and other pronouncements of the Office of the Comptroller of the Currency (the “OCC”), or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in default under any indenture, mortgage, lease, agreement or other instrument under which Τ Bank is obligated, which violation or default, respectively, would result in a material adverse effect on the financial condition or results of the operations of Τ Bank or impair Τ Bank’s ability to perform its obligations under this Agreement. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational certificates or bylaws of Τ Bank or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking of Τ Bank.

 7.03     Organization and Qualification. Τ Bank is organized, validly existing, and in good standing under the laws of the United States of America. Τ Bank has all requisite power and authority (including all licenses, franchises, permits, and other governmental authorizations as are legally required) to conduct its business, and carry out its obligations under this Agreement.

 7.04       Consents and Approvals. No consent, approval or order of any governmental or administrative board or body, including without limitation, the OCC, is required for the execution and delivery by Τ Bank of this Agreement.

 8.           Covenants.

 8.01       Full Cooperation. With respect to Τ Bank’s trust business related to the CIFs and FMR’s services hereunder, Τ Bank and FMR agree to cooperate fully with each other with respect to any governmental investigation or administrative or judicial proceeding and in connection with any consumer complaint with respect to the transactions of the trust or custodial business of Τ Bank. To the extent permitted by applicable law, each party shall consult with the other party hereto before responding to any such investigation, administrative or judicial proceeding on a consumer complaint, and each party shall keep the other fully advised as to the status thereof.

 8.02       Records and Client Information.

 (a)         Τ Bank shall reasonably cooperate with FMR in the performance by FMR of its services hereunder and shall furnish FMR with such information as may be reasonably required by FMR in connection therewith.

 (b)        Τ Bank shall provide FMR with access to Client records solely for FMR’s use in performing its obligations under this Agreement and only to the extent permitted to do so under applicable law. If necessary under applicable law, Τ Bank shall use reasonable commercial efforts to obtain the consent of the Clients to share information with FMR.

 (c)        To the extent FMR obtains any opinions or memoranda of counsel relating to FMR’s compliance with laws, including by way of example and not limitation, the Employee Retirement Income Security Act, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (“IRC”), or the rules and regulations of the U.S. Department of Labor, FMR and Τ Bank may mutually agree to obtain permission for such opinion to be used for the mutual benefit of Τ Bank.

 (d)         Any information provided with this Section 8.02 is subject to the confidentiality provisions of Section 10.

 8.03      Untrue Representations. Each of FMR and Τ Bank agrees to promptly notify the other party in the event that any of the representations and warranties made in Sections 6 and 7 of this Agreement, respectively, become inaccurate at any time during the Term of this Agreement.

 8.04      Independent Contractor; No Ability to Act on Behalf of Τ Bank. This Agreement is intended to secure the services of FMR as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship, partnership or joint venture between Τ Bank and FMR or any of their respective agents, affiliates or assigns. Any provision of this Agreement to the contrary notwithstanding, FMR and Τ Bank agree that no employee of FMR shall be deemed to be an employee of Τ Bank for any purpose whatsoever, and that no employee of FMR shall be entitled to receive any remuneration or other compensation from Τ Bank. No employee of FMR shall have the authority or right to enter into any contracts, obligations or commitments which shall be legally binding on Τ Bank.

 8.05        Authority to Monitor and Supervise. FMR shall permit Τ Bank to: (a) monitor the activities of FMR and periodically verify that FMR is complying with this Agreement and (b) have access to such records of FMR as are necessary or appropriate to evaluate such compliance. FMR further agrees to permit personnel from the Agencies reasonable access to FMR’s offices for the purpose of auditing and examining the records of FMR.

 8.06        Banking Relationship. During the term of this Agreement, FMR shall use Τ Bank as its primary bank and shall maintain its business checking account at Τ Bank.

 8.07      Maintenance of Insurance. During the duration of this Agreement, FMR agrees to maintain insurance of such types and in such amounts as is customary in the investment management industry.

 8.08      Preservation of Business Relationships. FMR shall use reasonable efforts to preserve Τ Bank’s business relations with its Clients, and agrees not to solicit them during the Term of this Agreement. Notwithstanding the foregoing sentence, FMR shall not be deemed to be in violation of this Section 8.08 by virtue of general advertising, mass mailing, telemarketing or other marketing or public relations that is intended to reach individuals or groups that are broader than Τ Bank’s Clients. FMR shall refrain from taking any action that would damage Τ Bank’s business relations with the Clients or business prospects during the Term.

 8.09        Compliance with Laws. FMR shall use commercially reasonable efforts to comply with all laws, ordinances, rules and regulations applicable to FMR in connection with the services to be provided pursuant to this Agreement. FMR shall not engage in any activity that is a breach of fiduciary duty or that could result in a prohibited transaction under ERISA, the IRC, or the rules, regulations or pronouncements of the Internal Revenue Service or the Department of Labor, respectively.

 8.10      Grant of License. FMR hereby grants to Τ Bank, with prior approval by FMR, a non-exclusive license to adopt and use the full trade name of “III to I Financial Management Research,” “FMR” or any derivative thereof, for the use in Τ Bank’s management of the CIFs, newsletters, website information, Client communications, in connection with Τ Bank’s trust business, and all written or oral communications, promotional materials, advertisements, corporate filings and other business documents, and especially in connection with statements of account for the Clients (the “License”). Τ Bank covenants to FMR that it shall cease use of any names containing FMR as a trade name or corporate name within sixty days of termination of this Agreement; provided, however, that Τ Bank shall not be in violation of this covenant for continuing to have in its possession, custody or control after the termination date, corporate correspondence, accounting, filings or other corporate records, or any other type of corporate document bearing names or marks containing the term “III to I Financial Management Research,” “FMR” or any derivative thereof. FMR shall pay all royalties and license fees, shall defend suits or claims for infringement of patent rights, and shall hold Τ Bank harmless from loss on account thereof.

 9.          Indemnification.

 9.01      Indemnification of FMR. Τ Bank hereby agrees to protect, indemnify and hold harmless FMR, its general partner, officers, agents, consultants and employees, from and against any and all claims, costs, losses, damages, and liability incurred by FMR, its general partner, officers, agents, consultants or employees, as a result of the breach or violation of any of the terms of this Agreement by Τ Bank, or because of any material misrepresentation, negligence or intentional, wrongful act by Τ Bank in dealing with any and all third parties, including without limitation the Clients.

9.02      Indemnification of Τ Bank. FMR hereby agrees to protect, indemnify and hold harmless Τ Bank, its agents, consultants, officers, directors, and employees, from and against any and all claims, costs, losses, damages, and liability incurred by Τ Bank, its agents, consultants, officers, directors, or employees, as a result of the breach or violation of any of the terms of this Agreement by FMR or because of any material misrepresentation, negligence or intentional, wrongful act by FMR in dealing with any and all third parties, including without limitation, the Clients or providing the services contemplated hereby to Τ Bank.

10.         Confidentiality. Each party hereto shall keep confidential any information regarding the business and affairs of the other party and the Clients (the “Information”). Each party hereto shall take all appropriate steps to ensure that its employees, agents and affiliates hold the Information in confidence and that the Information shall not be divulged to any third party or used in any manner except for the purposes of performing the services under this Agreement.

In the event that a party receives a request in the form of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental or regulatory body requesting that such party disclose all or any part of the Information, such party agrees to (i) immediately notify the other party of the existence, terms and circumstances surrounding such a request, (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request, (iii) if disclosure of such Information is required, furnish only that portion of the Information which, in the written opinion of counsel to such party, it is legally compelled to disclose, and (iv) exercise its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment shall be accorded to such portion of the disclosed Information as the other party may reasonably designate.

11.         Termination.

11.01     Term. Unless earlier terminated as provided in Section 11.02, this Agreement shall expire and terminate on December 1, 2017 (the “Initial Term”); provided that this Agreement shall be automatically extended for an additional one (1) year term (the “Renewal Term”) unless one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term, either party has provided written notice of intent to terminate this Agreement. Thereafter, this Agreement shall automatically extend for additional one-year terms on the same basis and with the same termination provisions as the Renewal Term (the Initial Term and all Renewal Terms shall be the “Term”).

11.02      Events of Termination. Subject to Section 11.03, this Agreement shall terminate on the occurrence of any of the following events:

 (a)         Anything contained herein to the contrary notwithstanding, in the event FMR shall discontinue operating its investment advisory business or Τ Bank shall discontinue operating its custodial and fiduciary services business, the other party shall have the right to terminate this Agreement;

 (b)          By delivery through the U.S. Mail, or by hand, a written notice of termination of this Agreement by one party to the other party as contemplated by Section 11.01;

(c)         In the event that Τ Bank’s trust powers are revoked by the requisite Agency or Τ Bank is otherwise barred from providing custodial and fiduciary services or to act as custodian of collective investment funds;

 (d)        In the event any regulatory authority having jurisdiction over FMR prohibits the provision by FMR of services, expertise, assistance or other amenities to Τ Bank, this Agreement shall terminate upon written notice from FMR to Τ Bank as of the date set forth in such notice;

 (e)         In the event any Agency prohibits Τ Bank from obtaining services, expertise, assistance or other amenities from FMR or otherwise criticizes, either orally or in writing, Τ Bank regarding its relationship with FMR or any of its affiliates, this Agreement shall terminate upon written notice from Τ Bank to FMR as of the date set forth in such notice;

 (f)          In the event that FMR becomes the subject of an administrative, judicial or investigative proceeding, civil or criminal, alleging breach of fiduciary duty, fraud or other claims of breach of trust, this Agreement may be terminated by Τ Bank;

 (g)         Upon the dissolution or bankruptcy of any party hereto, or in the event any party shall be placed in receivership or the management of its affairs shall be assumed by any governmental, regulatory or judicial authority, this Agreement shall terminate on the date any such event shall occur;

(h)          By either party, in the event of a “Change in Control” of the other party. As used in this Agreement, a “Change of Control” shall be deemed to have occurred in any of the following instances:

(i)          A party is merged or consolidated with another entity and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding equity interests of the surviving or resulting entity are owned in the aggregate by the former equity owners of such party;

(ii)          A party sells all or substantially all of its assets to another entity; or

(iii)        There is an acquisition of more than fifty percent (50%) of the outstanding equity interests of a party pursuant to any transaction or combination of transactions by any person or group; or

 (i)          T Bank may terminate this Agreement for “cause.” As used in this Agreement, “cause” shall mean (a) the material failure of FMR to perform the duties of FMR as set forth herein; or (b) the determination by Τ Bank, in its sole discretion, that the transactions contemplated by this Agreement are unprofitable to Τ Bank; provided, however, Τ Bank may not terminate this Agreement pursuant to this Section 11.02(i)(a) until Τ Bank notifies FMR in writing of a determination by Τ Bank of a material failure to perform one or more of its duties under this Agreement, specifying the particulars thereof in reasonably sufficient detail, and giving FMR a reasonable opportunity (of not less than twenty (20) business days) to cure such material failure to perform.

11.03     Effect of Termination.

 (a)          In the event of termination of this Agreement prior to the completion of the Term, FMR shall be entitled to compensation earned to date of termination as provided in this Agreement, computed pro rata up to and including such date.

 (b)          The provisions of Sections 5.03, 6, 8.02(c), 8.04, 8.11 (but only to the extent provided therein), 9, 10, 11.02, 11.03, 11.04 and 12 shall survive the expiration or termination of this Agreement.

11.04     Return of Records. If specifically consented to in writing by a Client, upon termination of this Agreement, FMR shall deliver to Τ Bank all documents, records and other information provided to FMR pursuant to this Agreement concerning the Clients in a machine-readable format as Τ Bank shall reasonably request. FMR agrees that Τ Bank is the owner of all such data.

11.05      Transition Assistance. In the event of termination, FMR shall, upon Τ Bank’s written request, provide such services and assistance as Τ Bank may reasonably request to transition FMR’s duties to a new provider.

12.         MISCELLANEOUS

12.01     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral understanding between the parties with respect to the subject matter hereof, including, without limitation, the 2006 Agreement. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective subsidiaries and affiliates of the parties hereto. None of this Agreement nor any of the rights, obligations, or liabilities of either party hereto shall be assigned without the prior written consent of the other party. Any such assignment shall be evidenced by a written document executed by the parties and attached to and made a part of this Agreement.

12.02     Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. All claims or causes of action arising out of this Agreement or any other agreement or document executed by Τ Bank and FMR in connection with this Agreement shall be asserted only in a court of appropriate jurisdiction in Dallas County, Texas, and all objections to jurisdiction and venue in such forum are hereby expressly waived. Each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement.

12.03     Attorneys’ Fees. If any act at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, court costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

12.04     Notice. Any notices to be given hereunder by one party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated upon actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

 If to Τ Bank:                       Patrick Howard
 Τ Bank, N. A.
 16000 Dallas Parkway
 Suite 125
 Dallas, Texas 75248

 If to FMR:                              Darrell Cain
 III:I Financial Management Research, L.P.
 6900 North Dallas Parkway
 Legacy Tower II, Suite 500
 Plano, Texas 75024

 12.05     Amendment. This Agreement may be amended from time to time upon mutual agreement by the parties hereto; provided, however, any such amendment shall be evidenced by a written instrument executed by the parties which is attached to and made a part of this Agreement.

 12.06   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

 12.07     Counterparts. This Agreement may be executed in two (2) or more counterparts each of which shall be deemed a duplicate original and each of which shall constitute one and the same instrument.

(signature page follows)

Signature Page to Investment Advisory Agreement

 IN WITNESS WHEREOF, parties hereto have executed this Agreement as of that date set forth above.

Τ BANK, N.A.
/s/ Patrick Howard
Patrick Howard, President

III:I FINANCIAL MANAGEMENT RESEARCH L.P., a Texas Limited Partnership

By:	III:I F.M.R., INC., a Texas Corporation, General Partner
/s/ Darrell Cain
Darrell Cain, President